Exhibit 99.1

Gannett Announces Ongoing Debt Repayment

MCLEAN, VA — October 5, 2022 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) announced today that subsequent to June 30, 2022, the Company repurchased approximately $24.8 million of 6.00% first lien notes due November 1, 2026 (the "2026 Senior Notes") for approximately $19.9 million representing a discount to par. During the third quarter of 2022, the Company received a waiver from certain of its lenders to apply up to $20 million of the net cash proceeds from certain real estate sales to the repurchase of outstanding 2026 Senior Notes, with the balance of the net cash proceeds to be used to repay amounts under the Company’s five-year senior secured term loan facility in accordance with the credit agreement.

Subsequent to June 30, 2022, the Company repaid $55.0 million of debt using the proceeds from real estate and other asset sales totaling $34.7 million and including its scheduled quarterly amortization of $15.1 million. Of the $55.0 million of debt repayment, $24.3 million was repaid in the third quarter of 2022. The Company now expects its real estate and other asset sales for the full year of 2022 to be in the range of $65 million to $75 million, and currently has approximately $80 million of real estate assets in the sales pipeline.

"Since the acquisition of legacy Gannett in November 2019, we have repaid over $585 million of debt, with $130 million repaid year to date in 2022. We expect to continue optimizing our real estate and asset portfolio as we continue to aggressively pay down debt. Gannett has a proven track record of strong fiscal management, and we are committed to unlocking value for shareholders while sustaining local journalism,” said Michael Reed, Gannett Chairman and Chief Executive Officer.

“We are pleased that our incredibly supportive lenders continue to provide us the flexibility and opportunity to take advantage of the current macro environment opportunities.”

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a subscription-led and digitally-focused media and marketing solutions company committed to empowering communities to thrive. With an unmatched reach at the national and local level, Gannett touches the lives of millions with our Pulitzer Prize-winning content, consumer experiences and benefits, and advertiser products and services. Our current portfolio of media assets includes USA TODAY, local media organizations in 45 states in the U.S., and Newsquest, a wholly owned subsidiary operating in the United Kingdom with more than 120 local news media brands. Gannett also owns digital marketing services companies branded LocaliQ, and runs one of the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures. To connect with us, visit www.gannett.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our business outlook, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our expectations regarding real estate and other asset sales, our strategy, our ability to achieve our operating priorities, our long-term opportunities, economic impacts, and future revenue trends and our ability to influence trends. Words such as "expect(s)", "believe(s)", "will", "outlook", "estimate(s)", "project(s)" and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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For investor inquiries, contact:	For media inquiries, contact:
Trisha Gosser	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

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